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                                                                    Exhibit 10.7

                           TREASURY SERVICES AGREEMENT

     This Treasury Services Agreement (the "Agreement") is made as of this 8th day of February 2002, by and among SUNOCO, INC., a Pennsylvania corporation ("Sunoco"), SUNOCO LOGISTICS PARTNERS L.P., a Delaware limited partnership (the "Master Partnership"), and SUNOCO LOGISTICS PARTNERS OPERATIONS L.P., a Delaware limited partnership (the "Operating Partnership") (each of the Master Partnership and the Operating Partnership being a "Partnership" and, collectively, the "Partnerships").

                               W I T N E S S E T H
                               - - - - - - - - - -

          WHEREAS, Sunoco, through one or more of its subsidiaries, owns the general partner of each Partnership, holds a majority percentage of each Partnership's limited partner interests, and controls each Partnership through such ownership; and

          WHEREAS, the Partnerships each desire to engage Sunoco to perform certain financial, administrative, and management services, and Sunoco is willing to perform such services for each Partnership, in accordance with the terms and conditions in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and upon the terms and conditions hereinafter set forth, the parties hereby, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                    Services

     1.1. Specified Services. Sunoco will perform for each Partnership, the treasury services described in Schedule 1.1 attached hereto and incorporated herein by reference, with such deletions, additions or modifications as the parties may from time to time agree upon (the "Treasury Services"). Sunoco makes no representations or warranties of any kind, express or implied, with respect to the Treasury Services to be provided hereunder, except that the Treasury Services shall be provided in a reasonably timely manner by personnel that Sunoco deems to be competent and qualified to perform such services.

     1.2. Additional Services. Subject to Subsection 2.1(b) hereof, Sunoco also may perform such related additional services as either Partnership may request from time to time, as more particularly described in Schedule 1.2 attached hereto and incorporated herein by reference, with such deletions, additions or modifications as the parties may from time to time agree upon (the "Additional Services").

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                                   ARTICLE II
                               Charges and Payment

     2.1  Fees and Charges.

     (a)  Each Partnership promptly shall:

          (i) reimburse Sunoco for all reasonable out-of-pocket expenses (other than those associated with Sunoco's normal overhead), which are incurred by Sunoco in connection with the performance of the Treasury Services and the Additional Services, if any, for such Partnership (reimbursable expenses being deemed to include, without limitation, the cost of meals, lodging, travel, entertainment, equipment purchases, external consultants, long distance telephone calls, duplicating costs, and charges of suppliers of special products and services); and

          (ii) pay to Sunoco an amount equal to any and all sales, use or other taxes (excluding income taxes) applicable to the Treasury Services or Additional Services, if any, performed for such Partnership hereunder.

     (b) For any Additional Services performed hereunder, each Partnership shall pay to Sunoco such fee or fees as from time to time may be agreed upon between such Partnership and Sunoco. Sunoco shall not be required to perform any particular Additional Services unless the fee payable for such services shall have been agreed upon in writing, in advance, by the applicable Partnership and Sunoco.

     (c) Sunoco shall invoice each Partnership for all fees, expenses, and taxes which become payable by such Partnership pursuant to this Section 2.1. Payment of the amount reflected on each such invoice shall be paid by the applicable Partnership to Sunoco, without any discount, within fifteen (15) days after such Partnership's receipt of the invoice.

                                   ARTICLE III
                                  Miscellaneous

     3.1 Term, Renewal, and Termination. The term of this Agreement shall commence as of the date hereof and shall continue until the close of business on December 31, 2004, unless renewed or sooner terminated pursuant to this Section
3.1. The original term of this Agreement automatically shall be renewed for successive terms of one (1) full calendar year each unless written notice of election not to renew is given by either party to the other at least thirty (30) days prior to the expiration of the original or then current term hereof. The obligations of any party under this Agreement may be terminated by such party upon thirty (30) days written notice to the other party. Such termination shall not relieve a terminating party of its obligations up to and including the date of termination.

     3.2 Ownership and Inspection. As between each Partnership and Sunoco, all the applicable Partnership's funds, or portfolio securities, and all books and records of account, checkbooks, bank and brokerage statements, accounting, financial and other records, financial statements, reports, and other documents maintained, received, or prepared for such Partnership pursuant to this Agreement at all times shall constitute the sole and exclusive property of that Partnership and shall not be subject to any lien, encumbrance, or security interest of Sunoco. While in the possession or custody, or under the control, of Sunoco, all of the foregoing at all times shall be available to such

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Partnership, and its officers, attorneys, accountants, and other representatives, for inspection, copying, or other purposes and, if so requested by such Partnership, promptly shall be delivered to the Partnership, temporarily or permanently.

     3.3 No Consequential Damages. In no event shall a party hereto be liable to any other party hereto for any consequential damages arising from, in connection with, or relating to, any matter provided for in this Agreement.

     3.4 Severability. If any provision of this Agreement is prohibited by or held to be invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement. If necessary to effect the intent of the parties hereto, the parties shall negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language that as closely as possible reflects such intent.

     3.5 Notices. All notices, consents, request, demands and other communications hereunder shall be in writing and shall be deemed given and effective five (5) business days after being mailed first class, certified or registered mail, postage prepaid, return receipt requested, addressed as set forth below, or two (2) business days after being sent by overnight courier, telex or telecopy (by a machine that indicates the telex or telecopy number of the machine to which such communication is sent and the receipt by such machine of such communication) or by personal delivery to the address set forth below:

     If to Sunoco:

         SUNOCO, INC.
         1801 Market Street -27th Floor
         Philadelphia, PA  19103-1699
         Attention:   Paul A. Mulholland
                      Treasurer
                      215-977-3559  FAX
                      215-246-8810  Confirm

     If to the Master Partnership:

         SUNOCO LOGISTICS PARTNERS L.P.
         1801 Market Street - 27th Floor
         Philadelphia, PA  19103-1699
         Attention:   Deborah M. Fretz
                      President and Chief Executive Officer
                      Sunoco Partners LLC
                      215-977-3902  FAX
                      215-977-3830  Confirm

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     If to the Operating Partnership:

         SUNOCO LOGISTICS PARTNERS L.P.
         1801 Market Street - 27th Floor
         Philadelphia, PA  19103-1699
         Attention:   Deborah M. Fretz
                      President and Chief Executive Officer
                      Sunoco Partners LLC
                      215-977-3902  FAX
                      215-977-3830  Confirm

or, in each case, at such other address or telecopy number or to such other Person as may be specified in writing by a party to whom notices are to be sent.

     3.6 No Agency. In connection with the parties' performance of services hereunder, the relationship of the parties shall be solely that of independent contractors. No party is the agent of the other. This Agreement does not create, and shall not be construed as creating, a partnership or joint venture between the parties hereto. Nothing in this Agreement shall authorize or be construed as authorizing Sunoco to enter into contracts or agreements on behalf of any Partnership or to incur any obligations or create any liabilities which are binding on any Partnership; provided, however, that Sunoco shall act as an agent for each Partnership when performing such Additional Services as to which Sunoco may be authorized in writing by such Partnership to act as agent for the Partnership.

     3.7 Modification or Waiver. This Agreement may be modified at any time, but only by written instrument executed by the parties hereto and expressly stating it is an amendment to this Agreement. Any of the terms, covenants and conditions of this Agreement may be waived at any time by the party entitled to the benefit of such term, covenant or condition; provided, however, that such waiver must be in writing and executed by the party against whom such waiver is asserted. No course of dealing will be deemed effective to modify, amend or discharge any part of this Agreement.

     3.8 Force Majeure. If either party to this Agreement is rendered unable by force majeure to carry out its obligations under this Agreement, other than each Partnership's obligation to make payments to Sunoco provided for herein, that party shall give the other party prompt written notice of the force majeure with reasonably full particulars concerning it. Thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than the continuance of, the force majeure. The affected party shall use all reasonable diligence to remove or remedy the force majeure situation as quickly as practicable. The requirement that any force majeure situation be removed or remedied with all reasonable diligence shall not require the settlement of strikes, lockouts or other labor difficulty by the party involved, contrary to its wishes. Rather, all such difficulties may be handled entirely within the discretion of the party concerned. The term "force majeure" means any one or more of:

     (a)  an act of God;
     (b)  a strike, lockout, labor difficulty or other industrial disturbance;
     (c)  an act of a public enemy, war, blockade, insurrection or public riot;
     (d)  lightning, fire, storm, flood or explosion;

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     (e)  governmental action,delay, restraint or inaction;
     (f)  judicial order or injunction;
     (g)  material shortage or unavailability of equipment; or
     (h) any other cause or event, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

     3.9 Headings, Etc. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Treasury Services Agreement and not to any particular Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

     3.10 Number and Gender. Words importing the singular number shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

     3.11 Third Party Rights. This Agreement shall not provide any third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

     3.12 Subsidiaries. The parties hereto acknowledge that they may conduct their business operations through subsidiaries and agree that they will cause their respective direct and indirect subsidiaries to abide by the terms of this Agreement as if they were parties hereto to the extent necessary to carry out the purposes of this Agreement. Further, each party shall be entitled to cause its obligations hereunder to be satisfied, and to cause its benefits hereunder to be received, by its subsidiaries.

     3.13 Cooperation. Each party shall from time to time, and at all times, do such further acts and execute and deliver all such further deeds and documents as shall be reasonably requested by the other party in order to fully perform and carry out the terms of this Agreement.

     3.14 Governing Law. This Agreement shall be interpreted and construed in accordance with the internal laws (without regard to the principles of conflict of law) of the Commonwealth of Pennsylvania.

     3.15 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective permitted successors and

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assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder may be assigned by the Partnership without the prior written consent of Sunoco.

     3.16 Essence of Time. Time is of the essence of this Agreement.

     3.17 Counterparts. This Agreement may be executed in several counterparts, no one of which needs to be executed by both of the parties. Each counterpart, including a facsimile transmission of this Agreement, shall be deemed to be an original and shall have the same force and effect as an original. All counterparts together shall constitute but one and the same instrument.

     3.18 Entire Agreement. This Agreement embodies the entire agreement and understanding and supersedes all prior agreements, understandings, undertakings, declarations, commitments and representations, verbal or oral, of the parties with respect to the specific matters contemplated hereby.

                      [COUNTERPART SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf on the date first above written.

                                     SUNOCO, INC.


                                     By:  /s/ Thomas W. Hofmann
                                          --------------------------------
                                     Name:    Thomas W. Hofmann
                                              ----------------------------
                                     Title:   Senior Vice President & CFO
                                              ----------------------------

                                     SUNOCO LOGISTICS PARTNERS L.P.


                                     By its General Partner:
                                        SUNOCO PARTNERS LLC


                                     By:  /s/ David A. Justin
                                          --------------------------------------
                                     Name:    David A. Justin
                                              ----------------------------------
                                     Title:   Vice President
                                              ----------------------------------

                                     SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.


                                     By its General Partner:
                                        SUNOCO LOGISTICS PARTNERS GP LLC


                                     By:  /s/ David A. Justin
                                          --------------------------------------
                                     Name:    David A. Justin
                                              ----------------------------------
                                     Title:   Vice President
                                              ----------------------------------

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                                  Schedule 1.1
                                       to
                           Treasury Services Agreement

                                TREASURY SERVICES
                                -----------------

(a) Use of Sunoco's centralized consolidated cash management and financial systems for accounts payable, accounts receivable and payroll processing, tax filing and payment, and pension and benefit plan monitoring and administration. Each Partnership will participate in Sunoco's centralized cash management program, whereby all of such Partnership's cash receipts and cash disbursements will be processed (together with those of Sunoco and its other subsidiaries) through Sunoco's cash accounts with a corresponding credit or charge to an inter-company account. Interest will be applied daily to the net inter-company balance.

          Each Partnership's net receivable balances will earn interest at a rate equal to the average rate paid to such Partnership for its money market funds invested. If the Partnership does not have funds invested in money market accounts, the rate will be the average rate paid by the Nations Cash Reserves Money Market Fund (or any successor entity thereto) for the same period.

          Each Partnership's net payable balances will pay interest at a rate equal to the interest rate for Eurodollar loans, as provided in that certain $150,000,000 Revolving Credit Facility for Sunoco Logistics Operations L.P., with Bank of America as Administrative Agent (the "Senior Credit Facility"), or applicable replacement facility, as the same may be amended from time to time.

          Each Partnership will settle any outstanding inter-company balance on a periodic basis, but not less frequently than at the end of each month. Funds from any net receivable balance from Sunoco may be applied by such Partnership to repay any amount then outstanding under the Senior Credit Facility, or (if no such amounts are outstanding) may be transferred by the Partnership to a third-party money market account. A net payable balance to Sunoco may be repaid by such Partnership with funds drawn from the Senior Credit Facility or with such Partnership's surplus funds, including funds in any money market account for such Partnership.

(b) Short-term funds management, investment and borrowing by Sunoco on behalf of the Partnership. Sunoco, on behalf of each Partnership, will make short-term investments of surplus funds in one or more third party money market accounts. Any short-term borrowings will be executed from the Senior Credit Facility on behalf of the applicable Partnership.

(c) Administration and servicing by Sunoco of Partnership debt obligations. On behalf of each Partnership, Sunoco will administer the compliance certificates for the Senior Credit Facility and for the Partnership's long-term debt issuances, according to applicable covenant requirements.

(d) Participate with the Partnership in arranging financial transactions, and interface with external credit rating agencies.

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(e)  Advice from Sunoco on corporate finance and cash management issues. As requested by each Partnership, Sunoco may provide advice, from time to time, on the following matters:

     . Banking arrangements (compensation, operating lines of credit, letters of credit, etc.), existing public and private debt, and the structure and arrangement of new debt and equity financing as required.

     . Credit risk analysis and management, including counter-party credit risk management

     .    Pension and benefit plan monitoring and administration

     .    Interest rate hedging

     .    Project financing

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                                  Schedule 1.2
                                       to
                           Treasury Services Agreement

                               ADDITIONAL SERVICES
                               -------------------

                                      None.

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